                                                                    EXHIBIT 10.2

                           Asset Migration Agreement

THIS ASSET MIGRATION AGREEMENT (the "Agreement"), dated as of the 1/st/ day of June, 2000, is entered into by and between Intermedia Communications, Inc., a Delaware corporation (hereinafter referred to as "Intermedia"), and Digex, Inc., a Delaware corporation (hereinafter referred to as "Digex"). Intermedia and Digex may be referred to individually as a "Party" and collectively as the "Parties."

                             W I T N E S S E T H:

     WHEREAS, Intermedia is engaged in the business of remotely managing firewall products for customers of Digex pursuant to the July Agreement (as defined herein);

     WHEREAS, Digex desires to provide firewall services independent of Intermedia for all of its customers, including those referred to in the preceding paragraph, and the Parties have agreed on a transfer of assets from Intermedia to Digex and on a termination of the July Agreement; and,

     WHEREAS, accordingly, Intermedia desires to sell, assign, transfer and migrate certain assets, including certain licensed software, and equipment to Digex, and Digex desires to acquire such assets upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the above promises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                   ARTICLE 1 -- PURCHASE AND SALE OF ASSETS

     1.1  Sale of Assets by Intermedia.  On the Closing Date (as hereinafter
          ----------------------------
defined) and subject to and on the terms and conditions of this Agreement, Digex will purchase and accept from Intermedia, and Intermedia will sell, transfer, convey and deliver to Digex, as the same shall exist on the Closing Date, all of the properties and assets (tangible and intangible), including all of the licensed software and equipment specified in Exhibit A, which is attached hereto and made a part hereof by this reference (the "Assets"), including without limitation, certain licensed third-party software, machinery, equipment, and other tangible personal property as specified in Exhibit A, including all of Intermedia's rights, title and interest in such Assets.

                                                                           Pg. 1

     1.2  No Assumption of Liabilities.  Except as set forth in Section 1.3
          ----------------------------
immediately following, Digex does not assume and shall not be responsible for any liabilities and obligations of Intermedia with respect to the Assets, and Intermedia agrees to pay and discharge all of its liabilities and obligations incurred in such operations up to the Closing Date, including, without limitation, costs for utilities, insurance, taxes, operating licenses and other similar operational costs (the "Operational Costs"). In this regard, Intermedia shall pay the pro rata portion of any Operational Costs that may be invoiced to Digex after the Closing Date but that relate to time periods prior to the Closing Date.

     1.3  Description of Assumed Liabilities.  From and after the Closing Date,
          ----------------------------------
Digex agrees to assume and pay all Operational Costs incurred.

     1.4  Purchase Price.  In consideration of the sale, transfer, conveyance,
          --------------
assignment and delivery of the Assets by Intermedia to Digex, and subject to the conditions set forth in this Agreement, Digex shall pay to Intermedia on the Closing Date, $4,526,357.00, in cash or by wire transfer of funds to an account designated by Intermedia (the "Purchase Price"). The Purchase Price is expressly agreed upon by the Parties in accordance with the Asset values set forth in Exhibit A,.

     1.5  Support Payments. In addition to the foregoing, and in exchange for
          ----------------
Intermedia's support and consultation during the six (6) months commencing on July 1, 2000 and ending on December 31, 2000, Digex shall pay Intermedia $900,000.00 payable in installments of $150,000.00 each. The first such installment payment is due and payable as of July 31, 2000, and each successive installment shall be due and payable as of the last day of each successive month thereafter through and including December 31, 2000. The provision and availability of such support and consultation shall be at the mutual agreement of the parties.

     1.6  Scripts. Scripts developed by Intermedia for the purpose of automating
          -------
the management and maintenance of firewalls are excluded from the Assets. Digex has developed and/or acquired certain scripts for the purpose of automating the management and maintenance of firewalls. The Parties agree and acknowledge that any similarity between the Intermedia and Digex scripts are purely coincidental.

     1.7  Termination of Prior Agreement.  The parties had entered into a prior
          ------------------------------
agreement titled "Managed Firewall Existing Customers" and including the document titled "Addendum to Intermedia Secure Managed Firewall Terms and Conditions," each of which are dated July 13, 1999, and pursuant to which Intermedia has performed certain managed firewall services for customers of Digex (hereafter the "July Agreement"). By the terms of the July Agreement, Intermedia has invoiced Digex, and Digex has paid Intermedia, all due sums for Intermedia's performance of such services. Upon execution of this Agreement, and since Intermedia shall no longer be responsible for providing managed firewall services for Digex customers, the July Agreement shall be terminated and shall be of no further force or effect. Accordingly, neither Digex nor Intermedia shall have any further liability whatsoever under the July Agreement.

                                                                           Pg. 2

          ARTICLE 2 -- REPRESENTATIONS AND WARRANTIES OF  INTERMEDIA
          ----------------------------------------------------------

     2.1  Representations and Warranties.  Intermedia represents and warrants
          ------------------------------
to, and agrees with, Digex that:

     2.2  Corporate Organization; Good Standing.  Intermedia is a corporation
          -------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has been duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which it conducts its business or owns or leases its assets.

     2.3  Authority.  Intermedia has all requisite power and authority to
          ---------
execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby in accordance with the provisions hereof.

     2.4  Binding Obligation.  This Agreement constitutes the valid and binding
          ------------------
obligation of Intermedia, enforceable in accordance with its terms.

     2.5  Marketable Title.  Intermedia has good and marketable title to the
          ----------------
Assets, free and clear of any liens, charges and encumbrances. Upon Closing, there shall be vested in Digex good and marketable title to all tangible and intangible property constituting the Assets, free and clear of any liens, security interests, encumbrances or restrictions.

     2.6  Disclaimer. Except as otherwise provided in this Agreement, the
          ----------
foregoing sets forth the entire warranty provided hereunder by Intermedia, and Intermedia expressly disclaims any other warranty, express or implied, including, without limitation, any implied warranties of merchantability or fitness for purpose. Notwithstanding anything to the contrary elsewhere in this Agreement, Intermedia does not warrant or represent that any of the Assets shall perform in compliance with any specifications, or that the Assets are functional or defect free, materially or otherwise; provided, however, that the Assets shall be in working condition as of the date of Closing. Intermedia shall assign to Digex at Closing, all assignable warranty coverage it possesses in the Assets as provided by any manufacturer or seller thereof. Digex shall be solely responsible, at its sole expense, for conducting its due diligence review of the Assets in accordance with the terms hereof. Nothing herein shall be construed as to require that Intermedia repair or replace any Assets based on any inspection or testing conducted prior to Closing, or based on any failure of, or defect in, any Assets, patent or latent, discovered after the Closing Date.

             ARTICLE 3 -- REPRESENTATIONS AND WARRANTIES OF DIGEX

     3.1  Representations and Warranties.  Digex hereby represents and warrants
          ------------------------------
to, and agrees with, Intermedia that:

                                                                           Pg. 3

     3.2  Corporate Organization; Good Standing.  Digex is a corporation duly
          -------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has been duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which it conducts its business or owns or leases its assets.

     3.3  Authority.  Digex has all requisite power and authority to execute,
          ---------
deliver and perform this Agreement, to consummate the transactions contemplated hereby, and be bound, in accordance with the provisions hereof.

     3.4  Binding Obligation.  This Agreement constitutes the valid and binding
          ------------------
obligation of Digex, and is enforceable in accordance with its terms.

                      ARTICLE 4 -- CONDITIONS TO CLOSING

     4.1  Conditions Precedent to Closing By the Parties.  The obligations of
          ----------------------------------------------
Intermedia and Digex to consummate the transactions contemplated hereby are conditioned on and subject to the fulfillment of the following conditions on or before the Closing Date:

          4.1.1  The representations and warranties of Intermedia contained in
Article 2 of this Agreement shall be true and correct in all material respects as of the Closing Date. The representations and warranties of Digex contained in Article 3 of this Agreement shall be true and correct in all material respects as of the Closing Date.

          4.1.2 Intermedia shall have performed and complied in all material respects with its obligations under this Agreement to be performed prior to the Closing Date. Digex shall have performed and complied in all material respects with its obligations under this Agreement to be performed prior to the Closing Date.

     4.2  Due Diligence.  As of the Closing Date, Digex shall have completed all
          -------------
inspections and/or testing of the Assets it shall have reasonably deemed necessary in order to verify the working condition and acceptability thereof.

                           ARTICLE 5 -- THE CLOSING

     5.1  Closing Date; Final Inventory Date.  The closing of the transactions
          ----------------------------------
provided for herein (the "Closing") shall take place at a mutually agreed location on a date that is on or before June 1, 2000 (the "Closing Date"). Closing shall be complete upon conveyance of the Purchase Price from Digex to Intermedia in accordance with Section 5.3 below. Upon Closing, all existing Assets shall become the property of Digex, and all title and risk of loss in such Assets shall transfer to Digex in accordance with Section 5.2 below.

     5.2  Intermedia's Obligations on the Closing Date.  At the Closing,
          --------------------------------------------
Intermedia shall deliver to Digex any bills of sale, duly executed by Intermedia and any other reasonable documentation as may be reasonably required by Digex, if any, to vest in Digex good and marketable title to the Assets.

                                                                           Pg. 4

     5.3  Digex's Obligations on the Closing Date.  At the Closing, Digex shall
          ---------------------------------------
pay to Intermedia the Purchase Price, in cash, by wire transfer or in other certified funds.

            ARTICLE 6 - INDEMNIFICATION AND LIMITATION OF LIABILITY

     6.1  Indemnification of Intermedia by Digex.  Digex agrees to and does
          --------------------------------------
hereby indemnify and hold Intermedia, its officers, directors, shareholders, employees and agents, harmless, from and against any and all liability, loss, damage or injury and all reasonable costs and expenses relating thereto, including reasonable legal expenses, arising out of or resulting from (i) any breach of any covenants, representations and/or warranties made by Digex pursuant to this Agreement and/or (ii) causes of action or claims of any kind asserted by unrelated third parties arising from acts or omissions of Digex relating to the Assets.

     6.2  Indemnification of Digex by Intermedia.  Intermedia agrees to and does
          --------------------------------------
hereby indemnify and hold Digex, its officers, directors, shareholders, employees and agents, harmless, from and against any and all liability, loss, damage or injury, and all reasonable costs and expenses relating thereto, including reasonable legal expenses, arising out of or resulting from (i) any breach of any covenants, representations and/or warranties made by Intermedia pursuant to this Agreement, and/or (ii) causes of action or claims of any kind asserted by unrelated third parties arising from acts or omissions of Intermedia relating to the Assets.

     6.3  Limitation of Liability. Notwithstanding anything to the contrary
          -----------------------
herein, neither Party shall be liable to the other for special, indirect, incidental, consequential, exemplary or punitive damages howsoever arising, and whether or not either Party was apprised or knew of the possibility or likelihood of the occurrence of events giving rise to such damages. The foregoing precludes, without limitation, any liability on the part of either Party to the other, for lost profits, lost revenue, lost business, cost of cover or of substitute goods or services, or damage to goodwill.

                           ARTICLE 7 - MISCELLANEOUS

     7.1  Expenses.  Each of the Parties hereto shall bear their respective
          --------
expenses incurred in the negotiation and consummation of this Agreement and the transaction contemplated hereby.

     7.2  Waivers.  The failure of any Party hereto at any time or from time to
          -------
time to require performance of any other Party's obligations under this Agreement shall in no manner affect the right of such Party to require performance of any provision of this Agreement at a subsequent time, and the waiver by any Party of any right arising out of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right arising out of any subsequent breach.

                                                                           Pg. 5

     7.3  Successors and Assigns.  This Agreement shall be binding on and shall
          ----------------------
inure to the benefit of the Parties hereto and their respective successors, heirs, representatives and permitted assigns. Nothing contained herein shall inure to the benefit of any other third party. This Agreement may not be assigned by either Party hereto without the other Party's prior written consent.

     7.4  Severability.  The invalidity or illegality of any provision, term or
          ------------
agreement contained in or made a part of this Agreement shall not affect the validity of the remainder of this Agreement.

     7.5  Headings.  The headings of the sections and subsections contained in
          --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.6  Entire Agreement.  This Agreement, and any schedule appended hereto,
          ----------------
contains all of the terms agreed to by the Parties with respect to the subject matter hereof and supersede all prior oral or written agreements, understandings, negotiations and representations made by and between the Parties. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the Parties.

     7.7  Counterparts.  This Agreement may be executed in counterparts by the
          ------------
Parties hereto, each of which when so executed shall be an original, but all of which together shall constitute one and the same instrument.

     7.8  Applicable Law.  This Agreement shall be governed by, and construed
          --------------
(both as to validity and performance) and enforced in accordance with, the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

     7.9  Survivability.  All provisions hereof shall survive the Closing Date.
          -------------

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

  Intermedia Communications, Inc.                        Digex, Inc.


       /s/ ROBERT M. MANNING                       /s/ TIMOTHY M. ADAMS
By: __________________________________      By: ________________________________

Name:  Robert M. Manning                    Name:  Timothy M. Adams
       -------------------------------             -----------------------------

Title: Senior Vice President                Title: Chief Financial Officer
       -------------------------------             -----------------------------
       and Chief Financial Officer
       -------------------------------

                                                                           Pg. 6

                                   EXHIBIT A

Digex/Intermedia
Firewall Migration Cost Summary Statement

                                               Q3/2000        Q4/2000        Q1/2000        Q2/2000        Total
-------------------------------------------------------------------------------------------------------------------
Asset Transfer Costs:
  Depreciated Hardware Value                 $  533,920     $  533,920     $   533,920    $   533,920   $ 2,135,679
  Depreciated Software Cost                      13,242         13,242          13,242         13,242        52,966
                                             ----------------------------------------------------------------------
     Total Asset Transfer Costs              $  547,161     $  547,161     $   547,161    $   547,161   $ 2,188,645
                                             ----------------------------------------------------------------------

Service Charge Costs:
  Monthly Recurring Costs                                                  $ 1,309,998    $ 1,027,714   $ 2,337,712
  Start-Up Costs                                                                                                  -
                                             ----------------------------------------------------------------------
     Total Service Charge Costs              $        -     $        -     $ 1,309,998    $ 1,027,714   $ 2,337,712
                                             ======================================================================

Total Migration Costs:                       $  547,161     $  547,161     $ 1,857,159    $ 1,574,875   $ 4,526,357
                                             ======================================================================

Assumptions
------------------------------------------
Depreciation is straight line over 5 years.
All costs are calculated on a daily basis.
All prices are at cost.